Exhibit 10.12.2

EXECUTIVE NONQUALIFIED STOCK OPTION AGREEMENT

AGREEMENT by and between SUNSHINE SILVER MINING & REFINING CORPORATION, a Delaware corporation (the “Company”), and [•] (the “Optionee”).

Pursuant to the Sunshine Silver Mining & Refining Corporation Long Term Incentive Plan (as it may be further amended from time to time, the “Plan”), the Company desires to grant to the Optionee, and the Optionee desires to accept from the Company, an option to purchase shares of the common stock of the Company, par value $.001 per share (the “Common Stock”), upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the Company and the Optionee agree as follows:

1.                                      Grant of Options; Option Price. Effective [•] (the “Grant Date”), the Company hereby grants to the Optionee options to purchase [•] shares of Common Stock (the “Options”).  The Options are intended to be treated as options that are not incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

There are potential tax consequences associated with the grant, vesting and exercise of the Options. It is the responsibility of the Optionee to seek independent tax advice with regard to the tax treatment of the Options, the exercise thereof, the disposition of any Common Stock acquired upon exercise of the Options and any other related matters.

2.                                      Option Price.  The purchase price for each Option is $[•] and upon exercise each Option entitles the holder to acquire one share of Common Stock. The purchase price per Option is not less than the fair market value of a share of Common Stock on the Grant Date.

3.                                      Entitlement to Exercise Option; Term of Option.

(a)                                 Subject to the terms of this Agreement and the Plan, [•] shares of the Options shall become exercisable in accordance with the following vesting schedule commencing on [•] (the “Vesting Start Date”) provided that the Optionee has been in Continuous Service following the Vesting Start Date:

Vesting Date	Percent of Options Vested
First Anniversary of Vesting Start Date	25%
Second Anniversary of Vesting Start Date	25%
Third Anniversary of Vesting Start Date	25%
Fourth Anniversary of Vesting Start Date	25%

Sunshine Silver Mining & Refining Corporation Long Term Incentive Plan                                                                                                    NQSO Agreement

Except provided in paragraph (b) below, the Options shall become exercisable on the vesting dates shown in the table above.  To the extent that the vesting schedule results in the vesting of any fractional share on a vesting date prior to the final vesting date, the number of shares vested on such vesting date will be rounded up to the nearest whole number.

Unless sooner terminated pursuant to the terms of this Agreement, the Options will expire if and to the extent not exercised on or before the tenth anniversary of the Grant Date.

(b)                                 Notwithstanding the foregoing, if the Company terminates the Optionee’s Continuous Service without Cause (as defined in the Employment Agreement between the Company and the Optionee (the “Employment Agreement”)) or the Optionee terminates his or her employment for Good Reason (as defined in the Employment Agreement), any Options which remain unvested shall immediately vest and become exercisable.  In all other circumstances of termination of the Optionee’s Continuous Service, any Options which are not vested shall be forfeited immediately.

4.                                      Exercise of Option; Method of Payment.  (a)  Subject to the requirements of Section 2 of the attached Exercise Notice, vested Options may be exercised at any time or from time to time prior to their expiry date. To exercise the Option, the Optionee shall deliver to the Company: (i) a written notice specifying the number of Options to be exercised, and (ii) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any federal, state, local or foreign tax or withholding obligations with respect to the exercise of the Options.

(b)                                 The method of payment for exercising Options may be one or a combination of the following: (i) cash or check payable in clearinghouse funds to the order of the Company; (ii) if permitted by the Committee (as defined in the Plan), by delivery to the Company of other shares of Common Stock which, unless otherwise determined by the Committee, have been held for more than six (6) months; (iii) if permitted by the Committee, by a “net exercise” arrangement (as described in the Plan); or (iv) any other form of legal consideration that may be acceptable to the Committee.

(c)                                  The Optionee shall deliver the signed Exercise Notice, in the form provided in Exhibit A, as a condition of exercise of any Options.

5.                                      Rights as a Stockholder. No shares of Common Stock will be issued or delivered pursuant to an exercise of an Option until full payment for such shares has been made and arrangements to satisfy tax withholding requirements have been made to the satisfaction of the Company pursuant to Section 16 of the Plan.  The Optionee shall not be deemed to be, or have any rights as, a stockholder with respect to any shares covered by the Options until a stock certificate for such shares has been issued to the Optionee. Except as otherwise provided herein, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of issuance of such stock certificate.

6.                                      Nontransferability of Options. The Options are not assignable or transferable except by will or by the applicable laws of descent and distribution. The Options are exercisable during the Optionee’s lifetime only by the Optionee or in the case of Disability (as defined in the Employment Agreement), by the Optionee’s legal guardian.

7.                                      Period to Exercise After Termination of Employment. (a) If the Optionee’s Continuous Service with the Company or any Subsidiary terminates by reason of the Optionee’s termination by the Company without Cause or termination by Optionee for Good Reason, then, unless sooner terminated under the terms hereof or pursuant to the Plan, unvested Options (except those that vest as provided in Section 3(b)) will terminate immediately and vested Options (including those that vest as provided in Section 3(b)) will terminate on the 180th day after the date of the Optionee’s termination of Continuous Service.

(b)                                 If the Optionee’s Continuous Service with the Company or any Subsidiary terminates by reason of the Optionee’s death or Disability, then, unless sooner terminated under the terms hereof or pursuant to the Plan, unvested Options will terminate immediately and vested Options will continue to be exercisable for a period of twelve (12) months from the date of the Optionee’s death or Disability.

(c)                                  If the Optionee’s Continuous Service terminates by reason of the Optionee’s resignation without Good Reason, then, unless sooner terminated under the terms hereof or pursuant to the Plan, unvested Options will terminate immediately and vested Options will terminate on the 30th day after such termination of the Optionee’s Continuous Service.

(d)                                 Notwithstanding any other provision of this Agreement, if the Optionee’s Continuous Service terminates by reason of the Optionee’s termination for Cause, all vested and unvested Options will immediately cease to be exercisable and will be forfeited.

(e)                                  During any period following the termination of the Optionee’s Continuous Service in which the Options remain exercisable and during which the shares of Common Stock are not publicly traded, the Company may, in its sole discretion cancel such Option by paying the Optionee the difference between (i) the Fair Market Value of the shares of Common Stock subject to the Options and (ii) the purchase price of the Options, net of applicable withholding taxes.  For this purpose, Fair Market Value will be determined in accordance with Section 3(c)(ii) of the attached Exercise Notice.

8.                                      Plan Provisions Control. This Agreement is subject to the terms and conditions of the Plan, which are incorporated herein by reference. Notwithstanding anything to the contrary contained herein, the provisions of the Plan shall govern if and to the extent that there are inconsistencies between the provisions of the Plan and the provisions of this Agreement. The Optionee acknowledges that the Optionee has received a copy of the Plan prior to the execution of this Agreement.  Capitalized terms not otherwise defined herein shall have the same meanings set forth in the Plan for such terms.

9.                                      No Rights Conferred. Nothing in this Agreement shall give the Optionee any right to continue in the employ or service of the Company or any Subsidiary and/or as a member of the Company’s Board of Directors or in any other capacity, or interfere in any way with the right of the Company or any Subsidiary to terminate the employment or services of the Optionee.

10.                               Change of Control; Adjustments. Upon the consummation of a Change of Control, any Option that is not continued, assumed (or substituted) by the Company (or surviving corporation or ultimate parent corporation in a Change of Control transaction) shall vest and become fully exercisable.  All references to the number and class of shares covered by this Agreement, the exercise price per share of each Option, and other terms in this Agreement may be appropriately adjusted, in the discretion of the Committee, in the event of certain changes in capitalization, as set forth in Section 9 of the Plan.

11.                               Securities Law and Other Requirements. Exercise of an Option is subject to compliance with applicable securities and other laws, rules and regulations, including without limitation as set forth in Section 15 of the Plan, and the Company may defer exercise of an Option to ensure compliance with such laws, rules and regulations.

12.                               Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned or transferred in whole or in part except as provided in the Plan.

13.                               Interpretation of this Agreement. All determinations and interpretations made by the Committee with regard to any questions arising under the Plan or this Agreement shall be final, binding and conclusive as to all persons, including without limitation the Optionee and any person claiming rights from or through the Optionee.

14.                               Dispute Resolution and Arbitration.  The Company and the Optionee shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation.  If the matter has not been resolved within thirty (30) calendar days of a party’s request for negotiation, either party may initiate proceedings or arbitration only as provided herein.  If any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof has not been resolved by negotiation, such dispute shall be settled by binding arbitration in accordance with the then current rules of JAMS by a single independent and impartial arbitrator who is located in Denver, Colorado.  The arbitrator selected must have an expertise in the matter(s) in dispute.  Each party shall bear his/her/its own fees and costs; the fees, costs and all administrative expenses of arbitration shall be borne equally by the Company and the Optionee.  The parties understand and agree that the arbitration is subject to the rules of JAMS; that the arbitrator’s decision and award shall be final and binding as to all claims that were, or could have been, raised in arbitration; and that judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.  Any award rendered hereunder may include an award of attorneys’ fees and costs but shall not include punitive damages.  The statute of limitations of the state of New York applicable to the commencement of a lawsuit shall apply to the commencement of any arbitration.

15.                               Governing Law; Entire Agreement. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York but otherwise without regard to conflicts of laws principles).  The Plan and this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. This Agreement may be amended by the Committee, subject to the Optionee’s consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Section 8 or Section 9 of the Plan.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SUNSHINE SILVER MINING & REFINING CORPORATION

By:

Name:

Title:

Optionee:

EXHIBIT A

SUNSHINE SILVER MINING & REFINING CORPORATION

STOCK OPTION AND LONG TERM INCENTIVE PLAN

EXERCISE NOTICE

This Agreement (“Agreement”) is made as of                , by and between Sunshine Silver Mining & Refining Corporation, a Delaware corporation (the “Company”), and                , (“Purchaser”).  To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s Stock Option and Long Term Incentive Plan (the “Plan”).

1.                                      Exercise of Option.  Subject to the terms and conditions hereof, Purchaser hereby elects to exercise options to purchase             shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Plan and the Stock Option Agreement granted on                     ,           (the “Option Agreement”).  The purchase price for the Shares shall be $        per Share for a total purchase price of $          .  The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2.                                      Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the delivery of this executed Agreement and payment of the exercise price and payment of all applicable taxes in accordance with the provisions of Section 4 of the Option Agreement.   Promptly or as soon as practicable thereafter, if the Shares are certificated, the Company will deliver to Purchaser (or hold in escrow) a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name or to the order of Purchaser if the Shares are publicly traded on any stock exchange or over-the-counter market and the Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”)).

3.                                      Limitations on Transfer.  In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

(a)                                 Private Company.  Purchaser acknowledges that the Company shall have the right, but not the obligation, at any time following the termination of Purchaser’s Continuous Service for any reason or after exercise of an Option if the Option is exercised after termination of Purchaser’s Continuous Service for any reason, to repurchase all or part of the Shares (the “Repurchase Right”).  The repurchase price shall be the Fair Market Value of those Shares as of the date the Repurchase Right is exercised.  The Fair Market Value per Share will be determined as set forth in Section 3(c)(ii) of this Agreement.

(i)                                     Procedure.  The Repurchase Right shall be exercised by the Company or its assigns by giving Purchaser written notice of the Company’s intention to exercise the Repurchase Right.  Upon such notification, Purchaser shall promptly surrender to the Company, free and clear of any liens or encumbrances, any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees.  Upon the Company’s or its assignee’s receipt of the certificates from Purchaser, the Company or its assignee or assignees shall, as soon as practicable following the determination of the Fair Market Value of the shares of Common Stock being purchased, (1) deliver to Purchaser a check in the amount of the aggregate Repurchase Price, (2) cancel an amount of Purchaser’s indebtedness to the Company, if any, equal to the Repurchase Price, or (3) by a combination of (1) and (2) so that the combined payment and cancellation of indebtedness equals the Repurchase Price.  Upon delivery of such notice and the payment of the Repurchase Price (by one of the methods specified in the previous sentence), the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

(ii)                                  Assignment of Repurchase Right.  Whenever the Company shall have the right to repurchase shares of Common Stock hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company’s Repurchase Right and purchase all or a part of such Shares.

(b)                                 No Other Transfer Permitted.

(i)                                     General Rule.  Except as otherwise permitted by the Company in writing or pursuant to Section 3(b)(ii), no Shares held by Purchaser or any transferee of Purchaser may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

(ii)                                  Estate Planning Transfers.  Notwithstanding any other provisions of the Plan and this Agreement to the contrary, Purchaser may, with the consent of the Company, such consent not to be unreasonably withheld, assign the Shares for bona fide estate planning purposes by Purchaser to his or her issue, or to a trustee or trustees of a trust whose vested beneficiaries then include any such of Purchaser’s kindred, if (i) the persons who would control the Shares and the proposed arrangements for the control of the Shares are reasonably satisfactory to the Company, including, without limitation, that any Shares will remain subject to all of the forfeiture and transfer restrictions and conditions set forth herein and in the Plan and (ii) the requirements of the Securities Act and any applicable state securities or blue sky laws are met.

(c)                                  Involuntary Transfer.

(i)                                     Company’s Right to Purchase upon Involuntary Transfer.  In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred at the Fair Market Value of the Shares on the date of transfer.  Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer.  The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

(ii)                                  Price for Involuntary Transfer.  With respect to any stock to be transferred pursuant to Sections 3(a) or 3(c)(i), the Fair Market Value per Share shall be a price set by the Board of Directors of the Company (the “Board”) in good faith using a reasonable valuation method in a reasonable manner in accordance with Section 409A of the Code.  The Company shall notify Purchaser or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares.  The determination of the Fair Market Value per Share by the Board shall be final and binding on all parties.

(d)                                 Drag Along Right.

(i)                                     If the Required Holder (as defined below) approves the sale of the Company, whether by merger, consolidation, sale of outstanding capital stock, sale of all or substantially all of its assets or otherwise (any of the foregoing, an “Approved Sale”), (1) Purchaser shall consent to, vote for and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, (2) if the Approved Sale is structured as a sale of stock, Purchaser shall agree to sell and shall be permitted to sell all of Purchaser’s Shares on the terms and conditions approved by the Required Holder, and (3) if the Approved Sale includes the sale, exchange, redemption, cancellation or other disposition of securities convertible into or exchangeable for capital stock of the Company, or options, warrants or other rights to purchase such capital stock or securities, Purchaser shall sell, exchange, redeem, agree to cancel or otherwise dispose of such securities or options, warrants or other rights on the terms and conditions approved by the Required Holder.  In order to effect the covenant set forth in clause (1) of the immediately preceding sentence, Purchaser shall be deemed to have granted to the Company with respect to all of Purchaser’s Shares an irrevocable proxy (which is deemed to be coupled with an interest) with respect to any stockholder vote or action by written consent solely to effect such Approved Sale in compliance with this Section 3(d).  Purchaser shall take all necessary and desirable actions in connection with the consummation of an Approved Sale.  As used herein, the term “Required Holder” means, as of any date, any one or more of the Kaplan Parties.

(ii)                                  The obligations of Purchaser with respect to an Approved Sale are subject to the satisfaction of the conditions that: (1) upon the consummation of the Approved Sale, all of the holders of Common Stock shall receive the same form and amount of consideration per share of Common Stock, or if any holder of Common Stock is given an option as to the form and amount of consideration to be received in respect of Common Stock, all holders of Common Stock shall be given the same option; and (2) in the case of a holder of any securities referred to in clause (3) of paragraph (i) above, (I) in the event such securities are vested, the holder shall receive in such Approved Sale, unless otherwise provided in the terms of any agreement or instrument governing or evidencing such security, either (x) the same securities or other property that such holder would have received if such holder had converted, exchanged or exercised such security immediately prior to such Approved Sale (after taking into account the conversion, exchange or exercise price applying to such security and any applicable tax obligations of the holder in connection with such conversion, exchange or exercise) or (y) a security convertible or exchangeable for, or option, warrant or right to purchase, capital stock or other securities of a successor entity having substantially equivalent value, or (II) in the case where such securities are not vested, unless otherwise provided in the terms of any agreement or instrument governing or evidencing such security, such securities shall be cancelled.

(iii)                               Purchaser shall be required to make substantially the same representations and warranties (but only to the extent that such representations and warranties relate to Purchaser’s ownership of Shares and his or her authority to execute such documents), customary covenants and other agreements, to the extent reasonably related to the Approved Sale, as the Required Holder has agreed to make in connection with the proposed Approved Sale.  Purchaser acknowledges that his or her pro rata share (based upon the number of Shares owned by such holder) of the aggregate proceeds of an Approved Sale may be reduced by transaction expenses related to such Approved Sale.  Purchaser shall be obligated to join on a pro rata basis in any indemnification or other obligations that the Required Holder agrees to provide in connection with such Approved Sale; provided, however, that Purchaser shall not be obligated in connection with such Approved Sale to agree to indemnify or hold harmless any person with respect to (1) the representations and warranties of any other holder of Common Stock regarding its ownership of Common Stock or (2) an amount in excess of the net proceeds received by Purchaser in connection with such Approved Sale.

(e)                                  Clawback of Shares on Termination For Cause.  Purchaser acknowledges that in the event of termination of Purchaser’s Continuous Service status for Cause, the Committee shall have authority to effect such procedures and take such actions as are necessary to carry out the legal intent of Section 10 of the Plan, including such procedures and actions as are required to cause Purchaser to return to the Company Shares purchased under the Option that have been purchased or that vested within six months of the events giving rise to the for-Cause termination of Purchaser’s Continuous Service status and, if such Shares have been transferred by Purchaser, to remit to the Company the value of such transferred Shares, also as set forth in Section 10 of the Plan.

(f)                                   Assignment.  The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations.

(g)                                  Restrictions Binding on Transferees.  All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement.  Any sale or transfer of the Company’s Shares shall be void unless the provisions of this Agreement are satisfied.

(h)                                 Termination of Rights Following Initial Public Offering.  The right of repurchase granted by the Company in Section 3(a) above, the restrictions on transfer provided in Section 3(b) above, the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(c) above and the drag-along right provided in Section 3(d) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.  Upon termination of the rights to repurchase and the right of first refusal described in Sections 3(a), 3(b), 3(c) and 3(d) above, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 6(a)(ii) herein and delivered to Purchaser.

4.                                      Taxation Representations.  In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a)                                 Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

(b)                                 Purchaser understands that the per share “Exercise Price” for the Options is intended to be at least equal to the fair market value of the Company’s Common Stock at the date of grant and that the Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree.  Purchaser understands that if the IRS does not agree and asserts that the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on Purchaser, including, without limitation, interest and penalties under Internal Revenue Code Section 409A.

5.                                      Regulation D Representations.  Purchaser hereby makes the following representations and warranties to the Company as of the date hereof:

(a)                                 Experience; Status.

(i)                                     Purchaser has experience in analyzing and investing in companies like the Company and is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. To the extent necessary, Purchaser has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Shares, it being understood that the Company has not retained legal or financial advisors on behalf of Purchaser.

(ii)                                  Purchaser is an Accredited Investor (as such term is used in Rule 501 under the Securities Act), is able to bear the economic risk of its investment in the Company and has sufficient net worth to sustain a loss of its entire investment in the Company without economic hardship if such loss should occur.  The Questionnaire attached hereto as Annex 1 and completed by Purchaser is true and correct and incorporated herein by reference.

(b)                                 Access to Company Information.

(i)                                     Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the members of the Company’s management and has had the opportunity to review the Company’s facilities.  Purchaser has also had an opportunity to ask questions of the officers of the Company, which questions were answered to its satisfaction.  Purchaser acknowledges that it is familiar with all aspects of the Company’s business.

(ii)                                  Purchaser has received no representations or warranties from the Company, or its employees, affiliates, attorneys, accountants or agents.

(iii)                               Purchaser understands that an investment in the Company involves numerous risks.

(c)                                  Investment Purposes; Rule 144.

(i)                                     Purchaser is acquiring the Shares solely for investment for Purchaser’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.  Purchaser understands that the Shares have not been registered under the Securities Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein.  Purchaser understands that the Company is relying, in part, upon the representations and warranties contained in this agreement for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii)                                  Purchaser acknowledges and understands that Purchaser must bear the economic risk of Purchaser’s investment in the Shares for an indefinite period of time because the Shares are not transferable except in very limited circumstances and must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.  Purchaser understands that the Company has not agreed to and does not plan to file a registration statement to register the resale of the Shares and any securities to be received in respect thereof under the Securities Act.

(iii)                               Purchaser is aware of the current provisions of Rule 144 promulgated under the Securities Act which permit resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the issuer of the securities and the resale occurring not less than one year after a party has purchased from an issuer or its affiliate and paid the full purchase price for the securities to be sold.  Purchaser understands that if the Company otherwise agrees to a transfer of the Shares, the Company will not transfer and any transfer agent of the Company will be issued stop-transfer instructions with respect to such Shares unless such transfer is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

6.                                      Restrictive Legends and Stop-Transfer Orders.

(a)                                 Legends.  The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)                                     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(ii)                                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b)                                 Stop-Transfer Notices.  Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)                                  Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.                                      No Employment Rights.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without Cause.

8.                                      Lock-Up Agreement.  In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Purchaser agrees not to lend, offer, pledge, contract to sell, sell any option or contract to transfer, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer, directly or indirectly, any securities of the Company owned immediately before the effective date of the registration statement for such offering (other than a sale of any securities of the Company to an underwriter pursuant to an underwriting agreement if all officers, directors and stockholders of more than five percent of the Company’s outstanding equity securities are subject to the same restrictions) without the prior written consent of the Company or such underwriters for such period of time (not to exceed 180 days, which period may be extended upon the request of the managing underwriter for an additional period of up to 15 days if the Company issues or proposes to issue an earnings or other public release within 15 days of the expiration of the 180 day lock-up period) from the effective date of such registration and to execute an agreement as may be reasonably requested by the Company or the underwriters in connection with such registration and to use its commercially reasonable efforts to provide, within five business days of a request, such information as may be required by the Company or the underwriters in connection with the completion of the initial public offering of the Company’s securities.

9.                                      Tax Consequences.  Purchaser should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of the grant, issuance, purchase, retention, assignment, release, cancellation, sale or any other disposal of the Shares (each, a “Trigger Event”).  Purchaser should also take advice in respect of the taxation indemnity provisions under Section 10 below.

10.                               Purchaser’s Taxation Indemnity.

(a)                                 To the extent permitted by law, Purchaser hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any affiliate entity, in respect of any liability or obligation of the Company and/or any affiliate entity to account for income tax or any other taxation provisions under the laws of Purchaser’s country of citizenship and/or residence to the extent arising from a Trigger Event.

(b)                                 The Company shall not be obliged to allot and issue any of the Shares or any interest in the Shares unless and until Purchaser has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has for any amount of, or representing, income tax or any other tax arising from a Trigger Event (the “Shares Tax Liability”), or Purchaser has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Shares Tax Liability will be recovered from Purchaser within such period as the Company may then determine.

11.                               Data Protection.

(a)                                 To facilitate the administration of the Plan and this Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Purchaser and to transfer this data to certain third parties such as brokers with whom Purchaser may elect to deposit any share capital under the Plan.  Purchaser consents to the Company (or its payroll administrators) collecting, holding and processing Purchaser’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.

(b)                                 Purchaser understands that Purchaser may, at any time, view Purchaser’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company, but acknowledges that without the use of such data it may not be practicable for the Company to administer Purchaser’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Purchaser.

12.                               Miscellaneous.

(a)                                 Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the Laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York but otherwise without regard to conflicts of Laws principles).

(b)                                 Dispute Resolution and Arbitration.  The Company and Purchaser shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation.  If the matter has not been resolved within thirty (30) calendar days of a party’s request for negotiation, either party may initiate proceedings or arbitration only as provided herein.  If any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof has not been resolved by negotiation, such dispute shall be settled by binding arbitration in accordance with the then current rules of JAMS by a single independent and impartial arbitrator who is located in Denver, Colorado.  The arbitrator selected must have an expertise in the matter(s) in dispute.  Each party shall bear his/her/its own fees and costs; the fees, costs and all administrative expenses of arbitration shall be borne equally by the Company and Purchaser.  The parties understand and agree that the arbitration is subject to the rules of JAMS; that the arbitrator’s decision and award shall be final and binding as to all claims that were, or could have been, raised in arbitration; and that judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.  Any award rendered hereunder may include an award of attorneys’ fees and costs but shall not include punitive damages.  The statute of limitations of the state of New York applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration.

(c)                                  Entire Agreement; Enforcement of Rights.  This Agreement, the Option Agreement and the Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(d)                                 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(e)                                  Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(f)                                   Notices.  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address in the Company’s personnel files and to the Company as indicated below:

Notices to the Company:

Sunshine Silver Mining & Refining Corporation

8400 E. Crescent Parkway, Suite 600

Greenwood Village, CO 80111

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

(g)                                  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(h)                                 Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

[Signature Page Follows]

The parties have executed this Exercise Notice as of the date first set forth above.

SUNSHINE SILVER MINING & REFINING CORPORATION

By:

Name:

Title:

PURCHASER:

(Signature)

(Printed Name)

Address:

I,                       , spouse of                 , have read and hereby approve the foregoing Agreement.  In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall hereby be similarly bound by the Agreement.  I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse

Annex 1

QUESTIONNAIRE

The undersigned represents and warrants that it comes within each category marked below, and that for any category marked, it has truthfully set forth the factual basis or reason the undersigned comes within that category.  The undersigned agrees to furnish any additional information which Sunshine Silver Mining & Refining Corporation (the “Company”) deems necessary in order to verify the answers set forth below.

☐            (a)                                 The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with its spouse, presently exceeds $1,000,000.

Explanation.  In calculating net worth you may include equity in personal property and real estate (other than your primary residence) cash, short-term investments, stock and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.  You must exclude from the calculation the value of your primary residence, and the related amount of indebtedness up to the fair market value of the residence may also be excluded.  Indebtedness secured by the residence in excess of its fair market value must be deducted from your net worth.

☐            (b)                                 The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with their spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and loses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

☐            (c)                                  The undersigned is a director or executive officer of the Company, which is issuing the Shares.

☐            (d)                                 The undersigned is not within any of the categories above and is therefore a nonaccredited investor.

THE UNDERSIGNED IS INFORMED OF THE SIGNIFICANCE TO THE COMPANY OF THE FOREGOING REPRESENTATIONS, AND THEY ARE MADE WITH THE INTENTION THAT THE COMPANY WILL RELY ON THEM.

IN WITNESS WHEREOF, the undersigned has executed the Questionnaire on              ,     .

(Signature)